Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated June 18, 2025 relating to the Class A Common Stock, par value $0.0001 per share, of Boxlight Corporation shall be filed on behalf of the undersigned.

ROYSTONE FUND LP BY: ROYSTONE FUND GP LLC, its general partner By: /s/ Laura Roche
Name: Laura Roche
Title: COO/CFO

ROYSTONE FUND GP LLC By: /s/ Richard Barrera
Name: Richard Barrera
Title: Managing Member

ROYSTONE MANAGEMENT HOLDINGS LLC By: /s/ Laura Roche
Name: Laura Roche
Title: COO/CFO

RB MANAGEMENT GP LLC By: /s/ Richard Barrera
Name: Richard Barrera
Title: Managing Member

RICHARD BARRERA By: /s/ Richard Barrera